AMENDMENT NO. 1 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of October 15, 2002 and is made by and among (i) COLLINS INDUSTRIES, INC., a Missouri corporation ("Collins"), COLLINS BUS CORPORATION, a Kansas corporation ("Bus"), WHEELED COACH INDUSTRIES, INC., a Florida corporation ("WCI"), CAPACITY OF TEXAS, INC., a Texas corporation ("Capacity"), MOBILE-TECH CORPORATION, a Kansas corporation ("Mobile"), BRUTZER CORPORATION, an Ohio corporation ("Brutzer"), MID BUS, INC., an Ohio corporation ("Mid Bus"), MOBILE PRODUCTS, INC., a Kansas corporation ("Mobile Products"), and WORLD TRANS, INC., a Kansas corporation ("World Trans," and, together with Collins, Bus, WCI, Capacity, Mobile, Brutzer, Mid Bus, and Mobile Products, the "Borrowers" and each, a "Borrower"), (ii) the financial institutions party to the "Loan Agreement" (as hereinafter defined) from time to time as the Lenders (individually, a "Lender" and collectively, the "Lenders"), and (iii) FLEET CAPITAL CORPORATION, a Rhode Island corporation ("FCC"), as administrative agent for the Lenders (the "Agent").

Preliminary Statements

The Borrowers, the Lenders, and the Agent are parties to a Loan and Security Agreement dated as of May 17, 2002 (the "Loan Agreement"; terms defined in the Loan Agreement (and not otherwise defined herein) are used in this Amendment as defined in the Loan Agreement).

The Borrowers have requested that the Loan Agreement be modified (i) to increase the Applicable Percentage as to Eligible Special Inventory from 50% to 80% for a period commencing on March 1, 2003 through and until February 28, 2004, subject to a $4.4 million sublimit, and (ii) to increase the limit on net obligations of the Borrowers in respect of Interest Rate Protection Agreements to which the Agent, a Lender or any Affiliate of the Agent or any Lender is a counterparty before the Agent may set aside reserves against the Borrowing Base from $600 thousand to $1 million.

The Agent and Lenders have agreed to the aforementioned modifications subject to the provisions of this Amendment.

Accordingly, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    Amendments to Loan Agreement. Effective as provided in Section 2 of this Amendment, the Loan Agreement is hereby amended as follows:

      by amending Section 1.1 Definitions by inserting therein in appropriate alphabetical order, the following new definitions:

    "Amendment No. 1 Effective Date" means the date on which the Amendment No. 1 to Loan and Security Agreement dated as of October 15, 2002 has become effective in accordance with its terms.

    "Eligible Special Inventory" means, as of the date of determination, Inventory that (i) constitutes Eligible Raw Materials Inventory and (ii) conforms to the description of Special Inventory provided in the letter agreement among Borrowers, Agent and FCC dated as of October 15, 2002.

    "Special Inventory Sublimit" means the sum of $4,400,000.

    (b) by further amending Section 1.1 Definitions by amending the following definitions in their entireties to read as follows:

    "Applicable Percentage" means, as applied to

    (a) Eligible Accounts - 85%,

    (b) Eligible Finished Goods Inventory - (i) 95% as to all Eligible Finished Goods Inventory described in clause (a) of the definition thereof, and (ii) 50% as to all Eligible Finished Goods Inventory described in clause (b) of the definition thereof,

    (c) Eligible Chassis Inventory - 95%,

    (d) Eligible Ford Finished Goods Inventory - 95%,

    (e) Eligible Raw Materials Inventory (other than Eligible Special Inventory) - 50%,

    (f) Eligible Used Vehicle Inventory - 50%, and

    (g) Eligible Special Inventory - (i) 80% during the period from March 1, 2003 through and until February 28, 2004; and (ii) otherwise, 50%,

    or in each case such lesser percentage as the Agent may in the exercise of its reasonable credit judgment determine from time to time.

    "Borrowing Base" means, at any time, an amount equal to:

    (a) the Applicable Percentage of the face value of Eligible Accounts due and owing to the Borrowers at such time, plus

    (b) the lesser of (i) the Applicable Percentage of the Cost of Eligible Finished Goods Inventory, plus, from the Effective Date to and including December 31, 2002, the lesser of the Applicable Percentage of the Cost of Eligible Ford Finished Goods Inventory (exclusive of chassis incorporated in such Eligible Ford Finished Goods Inventory) and the Ford Finished Goods Inventory Sublimit and (ii) the Finished Goods Sublimit, plus

    (c) the lesser of (i) the Applicable Percentage of the Cost of Eligible Chassis Inventory and (ii) the Chassis Sublimit, plus

    (d) the lesser of (i) the Applicable Percentage of the Cost of Eligible Raw Materials Inventory (other than Eligible Special Inventory) and (ii) the Raw Materials Sublimit, plus

    (e) the lesser of (i) the Applicable Percentage of the Cost of Eligible Used Vehicle Inventory and (ii) the Used Vehicle Sublimit, plus

    (f) the lesser of (i) the Applicable Percentage of the Cost of Eligible Special Inventory and (ii) the Special Inventory Sublimit, minus

    (g) the Rent Reserve, minus

    (h) such other reserves as the Agent in its reasonable credit judgment may establish from time to time, including, without limitation, reserves for net obligations, in excess of $1,000,000, of the Borrowers in respect of Interest Rate Protection Agreements to which the Agent, a Lender or any Affiliate of the Agent or any Lender is a counterparty (the amount of any such obligations to be equal at any time to the termination value of the Interest Rate Protection Agreements giving rise to such obligations that would be payable by the Borrowers (or any of them) at such time), warranty claims, customer deposits (if not offset against accounts receivable), credit memos over 90 days old, and parts and supplies.

    "Financed Capex" means Capital Expenditures (i) funded with the proceeds of Indebtedness (excluding Loans) or (ii) represented by Capitalized Lease Obligations.

    "Long-Term Liabilities" means, with respect to any Person, the aggregate amount of all Liabilities of such Person other than Current Maturities.

    "Term Note B" means any of the promissory notes made by the Borrowers, jointly and severally, payable to the order of a Lender evidencing the obligations of such Borrowers to pay the aggregate unpaid amount of Term Loan B made by such Lender to the Borrowers (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to the same or different Lender, whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise), substantially in the form of Exhibit B-2 hereto, with all blanks properly completed, either as originally executed or as the same may be from time to time be supplemented, modified, amended, renewed, extended or refinanced, and "Term Notes B" means more than one such Term Note B.

    Effectiveness of Amendment. This Amendment shall be effective as of the first date (the "Amendment No. 1 Effective Date") on which the Agent has received each of the following, each in form and substance satisfactory to the Agent (terms defined in the Loan Agreement as amended by this Amendment being used in this Section 2 as so defined) and in a number of copies sufficient for each Lender:

      four (4) copies of this Amendment duly executed and delivered by each Borrower and the Required Lenders;

      a certificate of the secretary or of an assistant secretary of each Borrower having attached thereto the constituent documents of such Borrower (or containing the certification of said officer that such constituent documents have not been amended or modified since last delivered to the Lenders pursuant to the Loan Agreement), a copy of any corporate resolutions or evidence of any other corporate or other action taken by such Borrower to authorize the execution and delivery of this Amendment and performance of its obligations under the Loan Agreement as amended by this Amendment, and a listing of the names of the officers of such Borrower, and their specimen signatures, authorized to execute and deliver this Amendment and any related Loan Documents on behalf of such Borrower;

      a certificate of the President of each Borrower or the chief financial officer of each Borrower to the effect that, after giving effect to this Amendment, the representations and warranties of the Borrowers set forth in the Loan Agreement are true and correct in all material respects, and that no Default or Event of Default exists; and

      such other agreements, certificates, instruments and other documents as any Lender through the Agent may reasonably request in connection with the transactions contemplated hereby.

    Lender Fee. As consideration for the Agent and Lenders entering into this Amendment, Borrowers agree that on or after December 15, 2002, the Agent shall charge to Borrowers' loan account the one-time principal sum of $40,000 for the ratable benefit of the Lenders.

    Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lenders that it has the corporate or other power and has taken all actions necessary to authorize it to execute and deliver this Amendment and the other documents contemplated to be delivered by it pursuant to this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment and under such other documents; that this Amendment has been and each such other document when executed and delivered by such Borrower will have been, duly executed and delivered by such Borrower; and that the Loan Agreement as amended hereby and each such other document, constitute legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

    Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

    Counterpart Execution; Governing Law; Costs and Expenses.

      Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

      Expenses. In furtherance and not in limitation of the provisions of the Loan Agreement, the Borrowers will pay or reimburse the Agent and the Lenders for the payment of, their costs and expenses, including reasonable fees and disbursements of counsel actually incurred, in connection with the preparation and delivery of this Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS: COLLINS INDUSTRIES, INC., a Missouri corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer
COLLINS BUS CORPORATION, a Kansas corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer
WHEELED COACH INDUSTRIES, INC., a Florida corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer
CAPACITY OF TEXAS, INC., a Texas corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUE FROM PRIOR PAGE]
MOBILE-TECH CORPORATION, a Kansas corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer
BRUTZER CORPORATION, an Ohio corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer
MID BUS, INC., an Ohio corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer
MOBILE PRODUCTS, INC., a Kansas corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUE FROM PRIOR PAGE]
WORLD TRANS, INC., a Kansas corporation By: __/s/ Larry W. Sayre__________ Larry W. Sayre, Vice President of Finance and Chief Financial Officer

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUE FROM PRIOR PAGE]
AGENT: FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Agent By: _________________________________ Name:_______________________________ Title:________________________________

[SIGNATURES CONTINUE ON NEXT PAGE]

[SIGNATURES CONTINUE FROM PRIOR PAGE]
LENDER: FLEET CAPITAL CORPORATION, a Rhode Island corporation By: __________________________________ Name:_______________________________ Title:_________________________________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]